Assured Guaranty Ltd.
December 31, 2015
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2015.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; (2) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); (4) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; (6) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (7) increased competition, including from new entrants into the financial guaranty industry; (8) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty’s investment portfolio and in collateral posted by and to Assured Guaranty; (9) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (10) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (11) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (14) difficulties with the execution of Assured Guaranty’s business strategy; (15) loss of key personnel; (16) the effects of mergers, acquisitions and divestitures; (17) natural or man-made catastrophes; (18) other risks and uncertainties that have not been identified at this time; (19) management’s response to these factors; and (20) other risk factors identified in AGL’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Operating income reconciliation:
Operating income	$117	$81	$699	$491
Plus after-tax adjustments:
Realized gains (losses) on investments	(4)	(21)	(25)	(34)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	295	463	358	500
Fair value gains (losses) on committed capital securities (CCS)	10	0	17	(7)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and loss adjustment expense (LAE) reserves	(3)	(7)	(10)	(15)
Effect of consolidating financial guaranty variable interest entities (FG VIEs)	14	16	17	153
Net income (loss)	$429	$532	$1,056	$1,088

Earnings per diluted share:
Operating income	$0.83	$0.50	$4.69	$2.83
Plus after-tax adjustments:
Realized gains (losses) on investments	(0.03)	(0.13)	(0.17)	(0.20)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	2.09	2.85	2.40	2.88
Fair value gains (losses) on CCS	0.07	0.00	0.12	(0.04)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.03)	(0.04)	(0.07)	(0.09)
Effect of consolidating FG VIEs	0.10	0.10	0.11	0.88
Net income (loss)	$3.03	$3.28	$7.08	$6.26

Weighted average shares outstanding
Basic shares outstanding	140.5	161.3	148.1	172.6
Diluted shares outstanding (1)	141.5	162.3	149.0	173.6
Shares outstanding at the end of period	137.9	158.3

Effect of refundings and terminations, net (5)
Financial guaranty insurance premiums	$91	$57	$333	$146
Credit derivative revenues	89	0	102	1
Operating income effect	60	36	235	96
Operating income per diluted share effect	0.42	0.22	1.58	0.55

Effective tax rate on operating income	25.6%	39.0%	24.5%	29.0%
Effective tax rate on net income	26.5%	29.6%	26.2%	28.9%

Return on equity (ROE) calculations (2):
ROE, excluding unrealized gain (loss) on investment portfolio	30.3%	40.9%	18.9%	21.0%
Operating ROE	7.8%	5.4%	11.8%	8.1%

New business:
Gross par written	$4,344	$4,467	$17,336	$13,171
Present value of new business production (PVP) (3)	$76	$54	$179	$168
			As of
			December 31,	December 31,
Other information:			2015	2014
Net debt service outstanding			$536,341	$609,622
Net par outstanding			358,571	403,729
Claims-paying resources (4)			12,306	12,189

1)	Non-GAAP diluted shares outstanding were the same as GAAP diluted shares.

2) Quarterly ROE calculations represent annualized returns.

3) Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

4) See page 7 for additional detail on claims-paying resources.

5) On an operating income basis.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	December 31,	December 31,
	2015	2014
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,627	$10,491
Short-term investments, at fair value	396	767
Other invested assets	169	126
Total investment portfolio	11,192	11,384

Cash	166	75
Premiums receivable, net of commissions payable	693	729
Ceded unearned premium reserve	232	381
Deferred acquisition costs	114	121
Reinsurance recoverable on unpaid losses	69	78
Salvage and subrogation recoverable	126	151
Credit derivative assets	81	68
Deferred tax asset, net	276	260
Current income tax receivable	40	—
FG VIE assets, at fair value	1,261	1,402
Other assets	294	270
Total assets	$14,544	$14,919

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$3,996	$4,261
Loss and loss adjustment expense reserve	1,067	799
Reinsurance balances payable, net	51	107
Long-term debt	1,300	1,297
Credit derivative liabilities	446	963
Current income tax payable	—	5
FG VIE liabilities with recourse, at fair value	1,225	1,277
FG VIE liabilities without recourse, at fair value	124	142
Other liabilities	272	310
Total liabilities	8,481	9,161

Shareholders' equity:
Common stock	1	2
Additional paid-in capital	1,342	1,887
Retained earnings	4,478	3,494
Accumulated other comprehensive income	237	370
Deferred equity compensation	5	5
Total shareholders' equity	6,063	5,758
Total liabilities and shareholders' equity	$14,544	$14,919

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
Net earned premiums	$192	$158	$766	$570
Net investment income	112	102	423	403
Net realized investment gains (losses)	(6)	(35)	(26)	(60)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(53)	3	(18)	23
Net unrealized gains (losses)	481	673	746	800
Net change in fair value of credit derivatives	428	676	728	823
Fair value gains (losses) on CCS	17	0	27	(11)
Fair value gains (losses) on FG VIEs	38	23	38	255
Bargain purchase gain and settlement of pre-existing relationship	—	—	214	—
Other income (loss)	(6)	(3)	37	14
Total revenues	775	921	2,207	1,994

Expenses:
Loss and loss adjustment expenses	106	72	424	126
Amortization of deferred acquisition costs	5	13	20	25
Interest expense	25	25	101	92
Other operating expenses	55	55	231	220
Total expenses	191	165	776	463

Income (loss) before income taxes	584	756	1,431	1,531
Provision (benefit) for income taxes	155	224	375	443
Net income (loss)	$429	$532	$1,056	$1,088

Earnings per share:
Basic	$3.05	$3.30	$7.12	$6.30
Diluted	$3.03	$3.28	$7.08	$6.26

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (1 of 2)
(dollars in millions)

	Three Months Ended				Three Months Ended
	December 31, 2015				December 31, 2014
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$192	$(5)	(1)	$197	$158	$(5)	(1)	$163
Net investment income	112	(21)	(1)	133	102	4	(1)	98
Net realized investment gains (losses)	(6)	(6)	(2)	0	(35)	(35)	(2)	0
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(53)	(53)		—	3	3		—
Net unrealized gains (losses)	481	469		12	673	673		—
Credit derivative revenues	—	(115)		115	—	(15)		15
Net change in fair value of credit derivatives	428	301	(3)	127	676	661	(3)	15
Fair value gains (losses) on CCS	17	17	(4)	—	0	0	(4)	—
Fair value gains (losses) on FG VIEs	38	38	(1)	—	23	23	(1)	—
Bargain purchase gain and settlement of pre-existing relationship	—	—		—	—	—		—
Other income (loss)	(6)	(4)	(1)(5)	(2)	(3)	(5)	(1)(5)	2
Total revenues	775	320		455	921	643		278

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	106	(11)	(1)	117	72	(9)	(1)	81
Credit derivatives	—	(97)	(3)	97	—	29	(3)	(29)
Amortization of deferred acquisition costs	5	—		5	13	—		13
Interest expense	25	—		25	25	—		25
Other operating expenses	55	1		54	55	—		55
Total expenses	191	(107)		298	165	20		145

Income (loss) before income taxes	584	427		157	756	623		133
Provision (benefit) for income taxes	155	115	(6)	40	224	172	(6)	52
Net income (loss)	$429	$312		$117	$532	$451		$81

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on the Company's investments, except for gains and losses on securities classified as trading.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on CCS.

5)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (2 of 2)
(dollars in millions)

	Year Ended				Year Ended
	December 31, 2015				December 31, 2014
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$766	$(21)	(1)	$787	$570	$(32)	(1)	$602
Net investment income	423	(25)	(1)	448	403	7	(1)	396
Net realized investment gains (losses)	(26)	(26)	(2)	—	(60)	(63)	(2)	3
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(18)	(18)		—	23	23		—
Net unrealized gains (losses)	746	737		9	800	800		—
Credit derivative revenues	—	(207)		207	—	(73)		73
Net change in fair value of credit derivatives	728	512	(3)	216	823	750	(3)	73
Fair value gains (losses) on CCS	27	27	(4)	—	(11)	(11)	(4)	—
Fair value gains (losses) on FG VIEs	38	38	(1)	—	255	255	(1)	—
Bargain purchase gain and settlement of pre-existing relationship	214	(35)		249	—	—		—
Other income (loss)	37	(13)	(1)(5)	50	14	(21)	(1)(5)	35
Total revenues	2,207	457		1,750	1,994	885		1,109

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	424	(28)	(1)	452	126	(30)	(1)	156
Credit derivatives	—	(22)	(3)	22	—	77	(3)	(77)
Amortization of deferred acquisition costs	20	—		20	25	—		25
Interest expense	101	—		101	92	—		92
Other operating expenses	231	2		229	220	—		220
Total expenses	776	(48)		824	463	47		416

Income (loss) before income taxes	1,431	505		926	1,531	838		693
Provision (benefit) for income taxes	375	148	(6)	227	443	241	(6)	202
Net income (loss)	$1,056	$357		$699	$1,088	$597		$491

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on the Company's investments, except for gains and losses on securities classified as trading.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on CCS.

5)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Adjusted Book Value
(dollars in millions, except per share amounts)

	As of:
	December 31, 2015		December 31, 2014
	Total	Per Share	Total	Per Share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity	$6,063	$43.96	$5,758	$36.37
Less after-tax adjustments:
Effect of consolidating FG VIEs	(23)	(0.16)	(44)	(0.28)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(160)	(1.16)	(527)	(3.33)
Fair value gains (losses) on CCS	40	0.29	23	0.14
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	260	1.88	373	2.36
Operating shareholders' equity	5,946	43.11	5,933	37.48
After-tax adjustments:
Less: Deferred acquisition costs	147	1.06	156	0.99
Plus: Net present value of estimated net future credit derivative revenue	116	0.84	109	0.69
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,524	18.29	2,609	16.48
Adjusted book value	$8,439	$61.18	$8,495	$53.66

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of December 31, 2015
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (10)	Eliminations(4)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,441	$1,365	$730	$989	$(975)	$4,550
Contingency reserve(1)	1,357	906	282	—	(282)	2,263
Qualified statutory capital	3,798	2,271	1,012	989	(1,257)	6,813
Unearned premium reserve(1)	1,597	654	469	794	(469)	3,045
Loss and LAE reserves (1) (2)	438	224	—	381	—	1,043
Total policyholders' surplus and reserves	5,833	3,149	1,481	2,164	(1,726)	10,901
Present value of installment premium(1)	275	215	3	155	(3)	645
CCS	200	200	—	—	—	400
Excess of loss reinsurance facility (3)	360	360	360	—	(720)	360
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,668	3,924	1,844	2,319	(2,449)	12,306
Adjustment for MAC (5)	940	544	—	—	(1,484)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$5,728	$3,380	$1,844	$2,319	$(965)	$12,306

Statutory net par outstanding (6)	$133,409	$45,477	$61,805	$88,163	$(1,548)	$327,306
Equity method adjustment (7)	37,516	24,289	—	—	(61,805)	—
Adjusted statutory net par outstanding (1)	$170,925	$69,766	$61,805	$88,163	$(63,353)	$327,306

Net debt service outstanding (6)	$206,779	$67,687	$92,048	$139,160	$(3,343)	$502,331
Equity method adjustment (7)	55,873	36,175	—	—	(92,048)	—
Adjusted net debt service outstanding (1)	$262,652	$103,862	$92,048	$139,160	$(95,391)	$502,331
Ratios:
Adjusted net par outstanding to qualified statutory capital	45:1	31:1	61:1	89:1		48:1
Capital ratio (8)	69:1	46:1	91:1	141:1		74:1
Financial resources ratio (9)	39:1	26:1	50:1	60:1		41:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include (i) their 100% share of their respective U.K. insurance subsidiaries and (ii) their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. Amounts include financial guaranty insurance and credit derivatives.

2)	Reserves are reduced by approximately $82 million for benefit related to representation and warranty (R&W) recoverables.

3)
Represents an aggregate $360 million excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2016. The facility terminates on January 1, 2018, unless AGC, AGM and MAC choose to extend it.

4)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and between AGM and MAC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

5)	Represents adjustment for AGM's and AGC's interest and indirect ownership of MAC's total policyholders' surplus, unearned premium reserve, and loss reserves and present value of installment premium.

6)	Net par outstanding and net debt service outstanding are presented on a statutory basis.

7)	Equity method adjustment is an adjustment made to reflect AGM's and AGC's net exposure to MAC, as determined by their indirect equity ownership.

8)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

9)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

10)
Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities, except for contingency reserves.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
New business production analysis:
PVP:
Public finance - U.S.	$45	$38	$124	$128
Public finance - non-U.S.	27	—	27	7
Structured finance - U.S.	3	16	22	24
Structured finance - non-U.S.	1	—	6	9
Total PVP	$76	$54	$179	$168

Reconciliation of PVP to gross written premiums (GWP):

Total PVP	$76	$54	$179	$168
Less: PVP of non-financial guaranty insurance	0	—	7	—
PVP of financial guaranty insurance	76	54	172	168
Less: Financial guaranty installment premium PVP	29	17	46	42
Total: Financial guaranty upfront GWP	47	37	126	126
Plus: Installment GWP and other GAAP adjustments(1)	40	(27)	55	(22)
Total GWP	$87	$10	$181	$104

Gross par written:
Public finance - U.S.	$3,652	$4,067	$16,377	$12,275
Public finance - non-U.S.	567	—	567	128
Structured finance - U.S.	66	400	327	418
Structured finance - non-U.S.	59	—	65	350
Total	$4,344	$4,467	$17,336	$13,171

1)
Includes present value of new business on installment policies plus GWP adjustment on existing installment policies due to changes in assumptions, and any cancellations of assumed reinsurance contracts and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended		Year Ended
	December 31, 2015		December 31, 2015
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$1,324	A-	$8,228	A-
Tax backed	1,453	A	4,370	A-
Municipal utilities	672	A-	2,466	A-
Transportation	116	A-	643	BBB+
Higher education	65	A-	542	A
Housing	22	BBB-	22	BBB-
Other public finance	—	—	106	A-
Total U.S. public finance	3,652	A-	16,377	A-
Non-U.S. public finance:
Infrastructure Finance	567	BBB-	567	BBB-
Total non-U.S. public finance	567	BBB-	567	BBB-
Total public finance	$4,219	A-	$16,944	A-

U.S. structured finance:
Insurance securitization	$—	—	$250	AA
Other structured finance	66	A+	77	A+
Total U.S. structured finance	66	A+	327	AA
Non-U.S. structured finance:
Other structured finance	59	AAA	65	AAA
Total non-U.S. structured finance	59	AAA	65	AAA
Total structured finance	$125	AA	$392	AA

Total gross par written	$4,344	A-	$17,336	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

									Year Ended
	1Q-14	2Q-14	3Q-14	4Q-14	1Q-15	2Q-15	3Q-15	4Q-15	2014	2015
PVP:
Public finance - U.S.	$23	$16	$51	$38	$13	$25	$41	$45	$128	$124
Public finance - non-U.S.	7	—	—	—	—	—	—	27	7	27
Structured finance - U.S.	1	6	1	16	18	1	0	3	24	22
Structured finance - non-U.S.	—	5	4	—	5	—	—	1	9	6
Total PVP	$31	$27	$56	$54	$36	$26	$41	$76	$168	$179

Reconciliation of PVP to GWP:

Total PVP	$31	$27	$56	$54	$36	$26	$41	$76	$168	$179
Less: PVP of non-financial guaranty insurance	—	—	—	—	6	—	1	0	—	7
PVP of financial guaranty insurance	31	27	56	54	30	26	40	76	168	172
Less: Financial guaranty installment premium PVP	10	11	4	17	17	1	(1)	29	42	46
Total: Financial guaranty upfront GWP	21	16	52	37	13	25	41	47	126	126
Plus: Installment GWP and other GAAP adjustments	9	1	(5)	(27)	19	(3)	(1)	40	(22)	55
Total GWP	$30	$17	$47	$10	$32	$22	$40	$87	$104	$181

Gross par written:
Public finance - U.S.	$1,737	$2,453	$4,018	$4,067	$2,441	$5,581	$4,703	$3,652	$12,275	$16,377
Public finance - non-U.S.	128	—	—	—	—	—	—	567	128	567
Structured finance - U.S.	4	5	9	400	261	—	—	66	418	327
Structured finance - non-U.S.	—	200	150	—	6	—	—	59	350	65
Total	$1,869	$2,658	$4,177	$4,467	$2,708	$5,581	$4,703	$4,344	$13,171	$17,336

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of December 31, 2015
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
Obligations of states and political subdivisions (4)	$5,057	3.89%	3.62%	$5,327	$196
Insured obligations of state and political subdivisions (2)(4)	471	4.88%	4.53%	514	23
U.S. Treasury securities and obligations of U.S. government agencies	237	1.99%	1.42%	246	5
Agency obligations	140	4.81%	4.04%	154	7
Corporate securities(4)	1,505	3.92%	3.06%	1,520	59
Mortgage-backed securities (MBS):
Residential MBS (RMBS) (3)(4)	1,321	4.83%	3.58%	1,331	64
Commercial MBS (CMBS)	506	3.60%	2.94%	513	18
Asset-backed securities (4)	831	6.22%	4.12%	825	52
Foreign government securities	290	2.40%	1.56%	283	7
Total fixed maturity securities	10,358			10,713	431
Short-term investments (4)	393	16.52%	10.74%	393	65
Cash (5)	166	—%	—%	166	—
Total	$10,917	4.61%	3.74%	$11,272	$496

Less: FG VIEs	80	10.88%	7.07%	83	9

Total	$10,837	4.56%	3.72%	$11,189	$487

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$246	2.3%
Agency obligations	154	1.4%
AAA/Aaa	1,146	10.7%
AA/Aa	5,875	54.8%
A/A	1,876	17.5%
BBB	94	0.9%
Below investment grade (BIG) (7)	1,291	12.1%
Not rated	31	0.3%
Total fixed maturity securities, available-for-sale	10,713	100.0%

Less: FG VIEs	86

Total fixed maturity securities, available-for-sale	$10,627

Duration of fixed maturity securities and short-term investments (in years):		5.4

Average ratings of fixed maturity securities and short-term investments		A+

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Ratings Services (S&P) or Moody's Investors Service, Inc. (Moody's), average A+. Includes fair value of $158 million insured by AGC and AGM.

3)	Includes fair value of $251 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Represents operating cash and is not included in yield calculations.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation bonds) or other risk management strategies which use internal ratings classifications.

7)
Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $2,294 million in par with carrying value of $1,290 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned (3)	Future Credit Derivative Revenues (4)	Total

2015 (as of December 31)		$536,341
2016 Q1	$10,596	525,745	$105	$5	$110	$10	$120
2016 Q2	13,317	512,428	101	5	106	10	116
2016 Q3	14,500	497,928	97	5	102	9	111
2016 Q4	12,102	485,826	94	5	99	9	108
2017	49,532	436,294	346	17	363	25	388
2018	33,132	403,162	310	16	326	14	340
2019	28,360	374,802	281	14	295	12	307
2020	26,041	348,761	257	13	270	12	282

2016-2020	187,580	348,761	1,591	80	1,671	101	1,772
2021-2025	120,169	228,592	999	51	1,050	50	1,100
2026-2030	92,604	135,988	629	31	660	34	694
2031-2035	66,919	69,069	375	17	392	29	421
After 2035	69,069	—	286	12	298	16	314
Total	$536,341		$3,880	$191	$4,071	$230	$4,301

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of December 31, 2015. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2)	See page 14 for ‘‘Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed.’’

3)	Includes $115 million in future net premiums earned related to FG VIEs.

4)	Excludes contracts with credit impairment.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2015 (as of December 31)						$37,128
2016 Q1	$735	$285	$82	$180	$1,282	35,846
2016 Q2	1,966	321	15	158	2,460	33,386
2016 Q3	1,004	248	56	265	1,573	31,813
2016 Q4	986	246	(13)	497	1,716	30,097
2017	10,009	940	56	590	11,595	18,502
2018	1,060	824	(22)	635	2,497	16,005
2019	517	974	9	617	2,117	13,888
2020	120	708	(3)	367	1,192	12,696

2016-2020	16,397	4,546	180	3,309	24,432	12,696
2021-2025	656	1,607	175	2,347	4,785	7,911
2026-2030	420	452	900	996	2,768	5,143
2031-2035	1,066	125	497	1,077	2,765	2,378
After 2035	1,114	337	154	773	2,378	—
Total structured finance	$19,653	$7,067	$1,906	$8,502	$37,128

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2015 (as of December 31)		$321,443
2016 Q1	$5,381	316,062
2016 Q2	6,970	309,092
2016 Q3	9,155	299,937
2016 Q4	6,695	293,242
2017	23,985	269,257
2018	17,762	251,495
2019	14,151	237,344
2020	13,419	223,925

2016-2020	97,518	223,925
2021-2025	68,144	155,781
2026-2030	58,348	97,433
2031-2035	45,623	51,810
After 2035	51,810	—
Total public finance	$321,443

Net par outstanding (end of period)

	1Q-14	2Q-14	3Q-14	4Q-14	1Q-15	2Q-15	3Q-15	4Q-15
Public finance - U.S.	$346,428	$338,956	$329,225	$322,123	$313,444	$312,182	$300,732	$291,866
Public finance - non-U.S.	34,826	35,408	33,487	31,359	29,619	32,319	30,103	29,577
Structured finance - U.S.	55,393	51,442	44,874	41,171	38,430	38,906	35,435	31,770
Structured finance - non-U.S.	12,978	11,770	10,429	9,076	7,606	6,977	6,091	5,358
Net par outstanding	449,625	437,576	418,015	403,729	389,099	390,384	372,361	358,571

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Present Value (PV) of Financial Guaranty Insurance Net Expected Loss to be Expensed
As of December 31, 2015
(dollars in millions)

	Net Expected Loss to be Expensed (1)
	GAAP(2)	Operating(2)

2016 Q1	$12	$15
2016 Q2	10	12
2016 Q3	8	11
2016 Q4	8	10
2017	31	40
2018	30	38
2019	29	36
2020	27	32

2016-2020	155	194
2021-2025	102	117
2026-2030	70	79
2031-2035	41	50
After 2035	19	24
Total expected PV of net expected loss to be expensed	387	464
Discount	286	327
Total expected future loss and LAE	$673	$791

1)	The present value of net expected loss to be paid is discounted using weighted-average risk free rates ranging from 0.0% to 3.25% for U.S. dollar denominated obligations.

2)	Net expected loss to be expensed for GAAP reported income is different than operating income, a non-GAAP financial measure, by the amount related to consolidated FG VIEs and credit derivatives.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	December 31, 2015		December 31, 2014
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$126,255	A	$140,276	A
Tax backed	58,062	A	62,525	A
Municipal utilities	45,936	A	52,090	A
Transportation	23,454	A	27,823	A
Healthcare	15,006	A	14,848	A
Higher education	11,936	A	13,099	A
Infrastructure finance	4,993	BBB	4,181	BBB
Housing	2,037	A	2,779	A+
Investor-owned utilities	916	A-	944	A-
Other public finance	3,271	A	3,558	A
Total U.S. public finance	291,866	A	322,123	A
Non-U.S. public finance:
Infrastructure finance	12,728	BBB	12,808	BBB
Regulated utilities	10,048	BBB+	10,914	BBB+
Pooled infrastructure	1,879	AA	2,420	AA
Other public finance	4,922	A	5,217	A
Total non-U.S. public finance	29,577	BBB+	31,359	BBB+
Total public finance	$321,443	A	$353,482	A

U.S. structured finance:
Pooled corporate obligations	$16,008	AAA	$20,646	AAA
RMBS	7,067	BBB-	9,417	BBB-
Insurance securitizations	3,000	A+	3,433	A-
Consumer receivables	2,099	A-	2,099	BBB+
Financial products	1,906	AA-	2,276	AA-
CMBS and other commercial real estate related exposures	533	AAA	1,957	AAA
Commercial receivables	427	BBB+	560	BBB+
Other structured finance	730	AA-	783	AA-
Total U.S. structured finance	31,770	AA-	41,171	AA-

Non-U.S. structured finance:
Pooled corporate obligations	3,645	AA	6,604	AA+
Commercial receivables	600	BBB+	944	BBB
RMBS	492	BBB	794	A
Other structured finance	621	AA-	734	AA
Total non-U.S. structured finance	5,358	AA-	9,076	AA
Total structured finance	$37,128	AA-	$50,247	AA-

Total	$358,571	A	$403,729	A

Please refer to the Glossary for an explanation of the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of December 31, 2015
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$3,053	1.1%	$709	2.4%	14,366	45.2%	2,709	50.6%	$20,837	5.8%
AA	69,274	23.7	2,017	6.8	7,934	25.0	177	3.3	79,402	22.1
A	157,440	53.9	6,765	22.9	2,486	7.8	555	10.3	167,246	46.7
BBB	54,315	18.6	18,708	63.2	1,515	4.8	1,365	25.5	75,903	21.2
BIG	7,784	2.7	1,378	4.7	5,469	17.2	552	10.3	15,183	4.2
Net Par Outstanding (1)(2)	$291,866	100.0%	$29,577	100.0%	$31,770	100.0%	$5,358	100.0%	$358,571	100.0%

1)	Excludes $1.5 billion of loss mitigation securities insured and held by the Company as of December 31, 2015, which are primarily BIG.

2)	The December 31, 2015 amounts include $10.9 billion of net par acquired from Radian Asset Assurance Inc. (Radian Asset).

Please refer to the Glossary for an explanation of the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of December 31, 2015
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total

U.S.:
U.S. public finance:
California	$47,731	13.3%
Texas	23,891	6.7
Pennsylvania	23,655	6.6
New York	22,513	6.3
Illinois	22,220	6.2
Florida	16,595	4.6
New Jersey	13,605	3.8
Michigan	10,898	3.0
Georgia	6,991	1.9
Ohio	6,753	1.9
Other states	97,014	27.0
Total public finance	291,866	81.3
U.S. structured finance:	31,770	8.9
Total U.S.	323,636	90.2

Non-U.S.:
United Kingdom	17,565	4.9
Australia	3,349	0.9
Canada	3,099	0.9
France	2,609	0.7
Italy	1,296	0.4
Other	7,017	2.0
Total non-U.S.	34,935	9.8

Total net par outstanding	$358,571	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of December 31, 2015
(dollars in millions)

Net Direct Economic Exposure to Selected European Countries

	Hungary	Italy	Portugal	Spain	Total
Sub-sovereign exposure:
Non-infrastructure public finance	$—	$780	$85	$240	$1,105
Infrastructure finance	271	10	—	120	401
Total sub-sovereign exposure	271	790	85	360	1,506
Non-sovereign exposure:
Regulated utilities	—	212	—	—	212
RMBS and other structured finance	170	244	—	13	427
Total non-sovereign exposure	170	456	—	13	639
Total	$441	$1,246	$85	$373	$2,145

Total BIG	$374	$—	$85	$373	$832

Note: While the Company’s exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, primarily Euros. One of the residential mortgage-backed securities included in the table above includes residential mortgages in both Italy and Germany, and only the portion of the transaction equal to the portion of the original mortgage pool in Italian mortgages is shown in the table.

Please refer to the Glossary for an explanation of the Company's net par outstanding, internal rating approach and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 4)
As of December 31, 2015
(dollars in millions)

Exposure to Puerto Rico

	Gross Par Outstanding	Net Par Outstanding	Gross Debt Service Outstanding	Net Debt Service Outstanding
Previously Subject to the Voided Puerto Rico Public Corporation Debt Enforcement and Recovery Act (the "Recovery Act") (1)	$2,965	$2,575	$5,162	$4,540
Not Previously Subject to the Voided Recovery Act	2,790	2,478	4,470	4,057
Total	$5,755	$5,053	$9,632	$8,597

1)
On February 6, 2015, the U.S. District Court for the District of Puerto Rico ruled that the Recovery Act is preempted by the U.S. Bankruptcy Code and is therefore void. On July 6, 2015, the U.S. Court of Appeals for the First Circuit upheld that ruling, and on December 4, 2015, the U.S. Supreme Court granted petitions for writs of certiorari relating to that ruling.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 4)
As of December 31, 2015
(dollars in millions)

Net Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM Consolidated	AGC Consolidated	AG Re Consolidated	Eliminations(1)	Total Net Par Outstanding (2) (3)	Gross Par Outstanding	Internal Rating
Exposures Previously Subject to the Voided Recovery Act:
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue) (4)	$289	$475	$225	$(80)	$909	$936	CCC-
Puerto Rico Electric Power Authority (PREPA)	431	74	239	—	744	902	CC
Puerto Rico Aqueduct and Sewer Authority	—	296	92	—	388	388	CCC
PRHTA (Highway revenue)(4)	219	101	50	—	370	575	CCC
Puerto Rico Convention Center District Authority (PRCCDA)(4)	—	82	82	—	164	164	CCC-
Total	939	1,028	688	(80)	2,575	2,965

Exposures Not Previously Subject to the Voided Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	720	415	480	—	1,615	1,737	CCC
Puerto Rico Municipal Finance Agency (MFA)	206	65	116	—	387	571	CCC-
Puerto Rico Sales Tax Financing Corporation	261	—	8	—	269	269	CCC+
Puerto Rico Public Buildings Authority	14	137	37	—	188	194	CCC
Puerto Rico Infrastructure Financing Authority (PRIFA)(4) (5)	—	10	8	—	18	18	CCC-
University of Puerto Rico	—	1	—	—	1	1	CCC-
Total	1,201	628	649	—	2,478	2,790
Total net exposure to Puerto Rico	$2,140	$1,656	$1,337	$(80)	$5,053	$5,755

1)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

2)	Reported figures reflect the impact of the Radian Asset acquisition, which increased net par by $385 million as of December 31, 2015 and a commutation of previously ceded Puerto Rico exposures.

3)
Includes exposure to Capital Appreciation Bonds with a current aggregate net par outstanding of $32 million and a fully accreted net par at maturity of $66 million. Of these amounts, current net par of $17 million and fully accreted net par at maturity of $50 million relate to the Puerto Rico Sales Tax Financing Corporation, current net par of $10 million and fully accreted net par at maturity of $11 million relate to the PRHTA, and current net par of $4 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

4)
The Governor issued executive orders on November 30, 2015, and December 8, 2015, directing the Puerto Rico Department of Treasury and the Puerto Rico Tourism Company to retain or transfer certain taxes and revenues pledged to secure the payment of bonds issued by PRHTA, PRIFA and PRCCDA. On January 7, 2016 the Company sued various Puerto Rico governmental officials in the United State District Court, District of Puerto Rico asserting that this attempt to “claw back” pledged taxes and revenues is unconstitutional, and demanding declaratory and injunctive relief.

5)
On January 1, 2016 PRIFA defaulted on the full payment of a portion of the interest due on its bonds on that date. For those PRIFA bonds it had insured, and pursuant to its insurance policies, the Company paid approximately $451 thousand of claims for the interest payments on which PRIFA had defaulted.

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 4)
As of December 31, 2015
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	Scheduled Net Par Amortization (1)(2)
	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026 -2030	2031 -2035	2036 -2040	2041 -2045	2046 -2047	Total
Exposures Previously Subject to the Voided Recovery Act:
PRHTA (Transportation revenue)	$32	$36	$42	$28	$23	$18	$19	$21	$1	$26	$151	$227	$240	$45	$—	$909
PREPA	20	5	4	25	42	22	22	81	78	52	309	84	0	—	—	744
Puerto Rico Aqueduct and Sewer Authority	15	—	—	—	—	—	—	—	2	25	84	—	2	92	168	388
PRHTA (Highway revenue)	20	10	10	21	22	26	6	8	8	8	27	167	37	—	—	370
PRCCDA	11	—	—	—	—	—	—	—	—	—	19	105	29	—	—	164
Total	98	51	56	74	87	66	47	110	89	111	590	583	308	137	168	2,575

Exposures Not Previously Subject to the Voided Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	142	95	75	82	137	16	37	15	73	68	254	475	146	—	—	1,615
MFA	55	47	47	44	37	33	33	16	12	11	52	—	—	—	—	387
Puerto Rico Sales Tax Financing Corporation	(1)	(1)	(1)	(1)	(1)	(2)	(2)	1	0	(2)	(6)	32	98	155	—	269
Puerto Rico Public Buildings Authority	8	30	—	5	10	12	0	7	0	8	52	40	16	—	—	188
PRIFA	—	—	2	—	—	—	—	2	—	—	—	—	3	11	—	18
University of Puerto Rico	0	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total	204	171	123	130	183	59	68	41	85	85	352	548	263	166	—	2,478
Total net par for Puerto Rico	$302	$222	$179	$204	$270	$125	$115	$151	$174	$196	$942	$1,131	$571	$303	$168	$5,053

1)	Reported figures reflect the impact of the Radian Asset acquisition, which increased net par by $385 million as of December 31, 2015 and a commutation of previously ceded Puerto Rico exposures.

2)
Includes exposure to Capital Appreciation Bonds with a current aggregate net par outstanding of $32 million and a fully accreted net par at maturity of $66 million. Of these amounts, current net par of $17 million and fully accreted net par at maturity of $50 million relate to the Puerto Rico Sales Tax Financing Corporation, current net par of $10 million and fully accreted net par at maturity of $11 million relate to the PRHTA, and current net par of $4 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Exposure to Puerto Rico (4 of 4)
As of December 31, 2015
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	Scheduled Net Debt Service Amortization (1)(2)
	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026 -2030	2031 -2035	2036 -2040	2041 -2045	2046 -2047	Total
Exposures Previously Subject to the Voided Recovery Act:
PRHTA (Transportation revenue)	$80	$82	$86	$69	$63	$57	$57	$58	$37	$61	$309	$348	$288	$47	$—	$1,642
PREPA	55	38	37	58	74	52	50	109	102	72	366	92	0	—	—	1,105
Puerto Rico Aqueduct and Sewer Authority	35	19	19	19	19	19	19	19	21	45	160	68	70	160	181	873
PRHTA (Highway revenue)	40	29	29	39	39	42	20	21	21	21	87	203	39	—	—	630
PRCCDA	19	7	7	7	7	7	7	7	7	7	51	127	30	—	—	290
Total	229	175	178	192	202	177	153	214	188	206	973	838	427	207	181	4,540

Exposures Not Previously Subject to the Voided Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	226	172	146	150	201	72	93	69	127	116	458	606	161	—	—	2,597
MFA	74	64	62	56	47	40	39	21	16	15	57	—	—	—	—	491
Puerto Rico Sales Tax Financing Corporation	12	13	13	13	13	13	13	16	15	12	68	103	164	170	—	638
Puerto Rico Public Buildings Authority	18	39	8	12	18	20	6	14	6	14	72	49	17	—	—	293
PRIFA	0	1	3	1	1	1	1	3	0	0	4	4	6	12	—	37
University of Puerto Rico	0	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total	330	289	232	232	280	146	152	123	164	157	659	763	348	182	—	4,057
Total net debt service for Puerto Rico	$559	$464	$410	$424	$482	$323	$305	$337	$352	$363	$1,632	$1,601	$775	$389	$181	$8,597

1)
Reported figures reflect the impact of the Radian Asset acquisition, which increased net debt service outstanding by $633 million as of December 31, 2015 and a commutation of previously ceded Puerto Rico exposures.

2)
Includes exposure to Capital Appreciation Bonds with a current aggregate net par outstanding of $32 million and a fully accreted net par at maturity of $66 million. Of these amounts, current net par of $17 million and fully accreted net par at maturity of $50 million relate to the Puerto Rico Sales Tax Financing Corporation, current net par of $10 million and fully accreted net par at maturity of $11 million relate to the PRHTA, and current net par of $4 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of December 31, 2015
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$13,713	70.4%	24.6%	29.8%
AA	2,603	13.4	44.6	49.5
A	1,156	5.9	45.2	47.9
BBB	912	4.7	42.0	36.5
BIG	1,099	5.6	41.7	24.9
Total exposures	$19,483	100.0%	29.9%	33.6%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
CBOs/CLOs	$6,228	32.0%	30.6%	42.3%	AAA
Synthetic investment grade pooled corporates	7,108	36.5	21.7	19.4	AAA
Market value CDOs of corporates	1,113	5.7	17.0	30.1	AAA
Trust preferred
Banks and insurance	2,821	14.5	45.4	45.8	A+
U.S. mortgage and real estate investment trusts	1,050	5.4	49.5	46.1	BBB-
European mortgage and real estate investment trusts	507	2.6	36.6	36.8	BBB
Other pooled corporates	656	3.3	—	—	BBB
Total exposures	$19,483	100.0%	29.9%	33.6%	AAA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
As of December 31, 2015
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$9	$220	$16	$1,536	$0	$1,781
AA	95	325	91	482	108	1,102
A	1	—	4	41	1	47
BBB	56	15	—	94	0	165
BIG	284	793	141	1,304	1,452	3,973
Total exposures	$445	$1,353	$252	$3,457	$1,560	$7,067

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$55	$56	$18	$1,069	$108	$1,305
2005	127	450	36	182	345	1,140
2006	85	196	35	724	438	1,478
2007	177	651	163	1,414	669	3,075
2008	—	—	—	68	—	68
Total exposures	$445	$1,353	$252	$3,457	$1,560	$7,067

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. Commercial Real Estate Profile
As of December 31, 2015
(dollars in millions)

Distribution of Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
AAA	$393	61.5%	41.5%	7.2%	0.1%	25
AA	—	—	—	—	—	—
A	—	—	—	—	—	—
BBB	—	—	—	—	—	—
BIG	—	—	—	—	—	—
Total exposures	$393	61.5%	41.5%	7.2%	0.1%	25

CDOs of U.S. Commercial Real Estate(1)

	Net Par Outstanding	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
CDOs of commercial real estate	$138	53.4%	66.1%
Total Exposure	$138	53.4%	66.1%

1)	Represents other U.S. Commercial Real Estate not included in the table above.

Please refer to the Glossary for a description of net par outstanding, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	BIG Net Par Outstanding
	December 31, 2015	December 31, 2014
U.S. public finance:
General obligation	$2,964	$2,537
Tax backed	2,389	2,033
Municipal utilities	1,247	1,236
Infrastructure finance	403	1,795
Healthcare	350	57
Higher education	244	14
Transportation	86	75
Housing	19	2
Other public finance	82	101
Total U.S. public finance	7,784	7,850
Non-U.S. public finance:
Infrastructure finance	1,053	1,074
Other public finance	325	330
Total non-U.S. public finance	1,378	1,404
Total public finance	$9,162	$9,254

U.S. structured finance:
RMBS	$3,973	$5,643
Pooled corporate obligations	806	1,333
Consumer receivables	305	356
Insurance securitizations	216	598
Commercial receivables	75	94
Other structured finance	94	162
Total U.S. structured finance	5,469	8,186
Non-U.S. structured finance:
Pooled corporate obligations	386	623
RMBS	103	112
Commercial receivables	63	72
Total non-U.S. structured finance	552	807
Total structured finance	$6,021	$8,993
Total BIG net par outstanding	$15,183	$18,247

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories
	December 31, 2015	December 31, 2014
Category 1
U.S. public finance	$4,765	$6,577
Non-U.S. public finance	875	1,402
U.S. structured finance	1,874	3,124
Non-U.S. structured finance	509	762
Total Category 1	8,023	11,865
Category 2
U.S. public finance	2,883	1,156
Non-U.S. public finance	503	2
U.S. structured finance	700	1,486
Non-U.S. structured finance	43	45
Total Category 2	4,129	2,689
Category 3
U.S. public finance	136	117
Non-U.S. public finance	—	—
U.S. structured finance	2,895	3,576
Non-U.S. structured finance	—	—
Total Category 3	3,031	3,693
BIG Total	$15,183	$18,247

1)
Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which is a claim that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of December 31, 2015
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Puerto Rico General Obligation, Appropriations and Guarantees of the Commonwealth	$1,821	CCC
Puerto Rico Highway and Transportation Authority	1,279	CCC-
Puerto Rico Electric Power Authority	744	CC
Puerto Rico Aqueduct & Sewer Authority	388	CCC
Puerto Rico Municipal Finance Agency	387	CCC-
Louisville Arena Authority Inc.	335	BB
Puerto Rico Sales Tax Financing Corporation	269	CCC+
Puerto Rico Hotel Occupancy Tax Puerto Rico Convention Center District Authority	164	CCC-
Woonsocket (City of), Rhode Island	140	BB
Stockton City, California	115	D
Scranton City School District, Lackawanna County, PA	109	BB
Wayne County, Michigan	95	BB-
Ebert Metropolitan District, CO Limited Tax General Obligation Bonds	87	B+
Orlando Tourist Development Tax - Florida	86	BB
Xenia Rural Water District, Iowa	75	BB
Atlantic City, New Jersey	73	BB
Knox Hills, LLC (Certificates of Participation; Fort Knox Military Housing Privatization Project, Class 1-A and Class 1-B)	65	B
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	61	BB
Jennie Stuart Medical Center	60	BB+
Robert Wood Johnson Health Care Corporation at Hamilton, New Jersey	54	B+
University of the Arts, Pennsylvania	53	BB
Southlands Metropolitan District No. 1, Colorado	53	BB
Pacific Lutheran University, Washington	52	BB+
Total	$6,565

Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	$501	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	271	BB-
Valencia Fair	240	BB-
Autovia de la Mancha, S.A.	114	BB-
CountyRoute (A130) plc	109	BB-
Metropolitano de Porto Lease and Sublease of Railroad Equipment	55	B+
Total	$1,290
Total	$7,855

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of December 31, 2015
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	BIG Net Par Outstanding	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
Name or description
U.S. structured finance:
RMBS:
Option One 2007-FXD2	$273	CCC	0.0%	20.8%
MABS 2007-NCW	235	CCC	0.0%	39.7%
Countrywide HELOC 2006-I	228	BB	0.0%	2.2%
Nomura Asset Accept. Corp. 2007-1	188	CCC	0.0%	28.9%
MortgageIT Securities Corp. Mortgage Loan 2007-2	177	BB	0.0%	13.3%
Soundview 2007-WMC1	169	CCC	—%	44.4%
Countrywide Home Equity Loan Trust 2007-D	141	CCC	0.0%	2.2%
Countrywide Home Equity Loan Trust 2005-J	130	BB	0.1%	2.9%
New Century 2005-A	130	CCC	7.7%	20.9%
Countrywide HELOC 2005-D	125	CCC	0.0%	8.1%
Countrywide HELOC 2006-F	125	B	0.0%	5.1%
Countrywide HELOC 2007-B	109	BB	0.0%	2.4%
Countrywide HELOC 2007-A	109	B	0.0%	3.5%
IndyMac 2007-H1 HELOC	91	B	0.0%	2.4%
GMACM 2004-HE3	81	CCC	0.0%	7.5%
Soundview Home Loan Trust 2008-1	68	CCC	4.3%	26.3%
CSAB 2006-3	56	CCC	0.0%	39.3%
Countrywide HELOC 2005-C	56	CCC	0.0%	6.8%
IMPAC CMB Trust Series 2007-A Class M-1	55	BB	9.9%	17.9%
MASTR Asset-Backed Securities Trust 2005-NC2	51	CCC	—%	21.9%
Total RMBS	$2,597

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of December 31, 2015
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

	BIG Net Par Outstanding	Internal Rating	Current Credit Enhancement
Name or description
U.S. structured finance:
Non-RMBS:
Alesco Preferred Funding XVI, Ltd.	$215	BB	18.6%
Taberna Preferred Funding III, Ltd.	197	BB	32.5%
Ballantyne Re Plc	175	CC	N/A
Taberna Preferred Funding II, Ltd.	153	B	32.8%
US Capital Funding IV, LTD	127	CCC	11.4%
Taberna Preferred Funding VI, Ltd.	114	BB-	28.0%
NRG Peaker(1)	77	BB	N/A
National Collegiate Trust Series 2006-2	68	CCC	N/A
National Collegiate Trust Series 2007-4	56	CCC	N/A
Conseco Finance Manufactured Housing Series 2001-2	50	CCC	16.3%
Subtotal non-RMBS	$1,232
Subtotal U.S. structured finance	$3,829

Non-U.S. structured finance:
Gleneagles Funding Ltd.	$231	BB	N/A
Private Pooled Corporate Transaction	87	BB	N/A
Babcock & Brown Air Funding I Ltd. Series 2007-1	58	BB	N/A
FHB	56	BB-	N/A
Subtotal Non-U.S. structured finance	$432
Total	$4,261

1)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company and therefore are included in the investment portfolio. Net par shown is net of $28 million of ceded par. The Company holds 100% of the bonds referenced in this transaction and reports them in the investment portfolio.

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of December 31, 2015
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit names:	Net Par Outstanding	Internal Rating

New Jersey (State of)	$4,692	BBB+
California (State of)	2,400	A
Illinois (State of)	2,136	BBB+
New York (City of) New York	2,082	AA-
Chicago (City of) Illinois	1,960	BBB+
New York (State of)	1,916	A+
Skyway Concession Company LLC(1)	1,842	BBB-
Puerto Rico General Obligation, Appropriations and Guarantees of the Commonwealth	1,821	CCC
Massachusetts (Commonwealth of)	1,780	AA
Los Angeles, California Unified School District	1,615	AA-
Philadelphia (City of) Pennsylvania	1,591	BBB+
New York Metropolitan Transportation Authority	1,587	A
Houston, Texas Water and Sewer Authority	1,544	AA-
Wisconsin (State of)	1,494	A+
Pennsylvania (Commonwealth of)	1,403	A
Miami-Dade County Florida Aviation Authority - Miami International Airport	1,401	A
Chicago-O'Hare International Airport	1,396	A-
Port Authority of New York and New Jersey	1,308	A+
Puerto Rico Highway and Transportation Authority	1,279	CCC-
Chicago, Illinois Public Schools	1,272	BBB-
Massachusetts (Commonwealth of) Water Resources	1,249	AA
Georgia Board of Regents	1,226	A
Michigan (State of)	1,216	A+
North Texas Tollway Authority	1,177	A
Long Island Power Authority	1,168	A-
Pennsylvania Turnpike Commission	1,146	A-
Miami-Dade County Florida School Board	1,109	A-
Philadelphia School District, Pennsylvania	1,052	A
Great Lakes Water Authority (Sewerage), Michigan	1,047	BBB
Arizona (State of)	1,019	A+
New York City Municipal Water Finance Authority	938	AA
Illinois Toll Highway Authority	888	AA
Great Lakes Water Authority (Water), Michigan	879	BBB
Washington (State of)	876	AA
Central Florida Expressway Authority, Florida	845	A+
District of Columbia	829	AA-
Atlanta Georgia Water & Sewer System	827	A-
San Diego Unified School District, California	801	AA
Louisiana (State of) Gas and Fuel Tax	790	AA
Miami-Dade County, Florida Water & Sewer	771	A+
Kentucky (Commonwealth of)	747	A+
Puerto Rico Electric Power Authority	744	CC
Metro Washington Airport Authority	729	A+
Regional Transportation Authority, Illinois Sales Tax	719	AA-
Oglethorpe Power Corporation, Georgia	718	BBB+
Miami-Dade County, Florida	705	A+
San Jose, California Airport	690	BBB+
San Francisco Airports Commission	689	A+
Nassau County, New York	687	A-
California State University System Trustee	666	A+
Total top 50 U.S. public finance exposures	$63,466

1)	On February 25, 2016, the various Skyway Concession Company LLC obligations insured by the Company were retired.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of December 31, 2015
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name	Net Par Outstanding	Internal Rating	Credit Enhancement
Stone Tower Credit Funding	$835	AAA	30.1%
Private US Insurance Securitization	800	AA	N/A
Synthetic Investment Grade Pooled Corporate CDO	767	AAA	14.8%
Synthetic Investment Grade Pooled Corporate CDO	744	AAA	26.7%
Fortress Credit Opportunities I, LP.	715	AA	39.6%
Synthetic Investment Grade Pooled Corporate CDO	655	AAA	14.9%
Wachovia Super Senior CDO 2007-1	563	AAA	23.4%
Synthetic Investment Grade Pooled Corporate CDO	516	AAA	14.3%
Private US Insurance Securitization	500	AA	N/A
Shenandoah Trust Capital I Term Securities	484	A+	N/A
MS SS UK 2007-1	450	AAA	17.7%
SLM Private Credit Student Trust 2007-A	450	A-	18.1%
BNP 2007-1 10 Year Super Senior CDO	440	AAA	21.2%
LIICA Holdings, LLC	428	AA	N/A
SLM Private Credit Student Loan Trust 2007-6	392	AAA	4.2%
Synthetic Investment Grade Pooled Corporate CDO	380	AAA	29.2%
SLM Private Credit Student Loan Trust 2006-C	356	A-	19.8%
Synthetic Investment Grade Pooled Corporate CDO	345	AAA	16.3%
Synthetic Investment Grade Pooled Corporate CDO	304	AAA	14.2%
Cent CDO 15 Limited	297	AAA	18.7%
Synthetic Investment Grade Pooled Corporate CDO	283	AAA	30.3%
Eastland CLO, LTD	281	AAA	53.8%
Option One 2007-FXD2	273	CCC	0.0%
Synthetic Investment Grade Pooled Corporate CDO	270	AAA	29.1%
Cent CDO 12 Limited	269	AAA	25.1%
Denali CLO VII, LTD.	256	AAA	28.2%
Bergen, LLC	250	AA	N/A
MABS 2007-NCW	235	CCC	0.0%
Alesco Preferred Funding XIV	231	A+	42.7%
Countrywide HELOC 2006-I	228	BB	0.0%
Timberlake Financial, LLC Floating Insured Notes	216	BBB-	N/A
Alesco Preferred Funding XVI, Ltd.	215	BB	18.6%
Grayson CLO	213	AAA	42.9%
Taberna Preferred Funding IV, Ltd.	207	BBB-	37.0%
UBS 2007-2 CDO	204	AAA	9.2%
UBS 2007-1 CDO	204	AAA	10.4%
Taberna Preferred Funding III, Ltd.	197	BB	32.5%
Alesco Preferred Funding X LTD	191	AA	54.7%
Nomura Asset Accept. Corp. 2007-1	188	CCC	0.0%
CWALT Alternative Loan Trust 2007-HY9	180	A+	0.0%
MortgageIT Securities Corp. Mortgage Loan 2007-2	177	BB	0.0%
Ballantyne Re Plc	175	CC	N/A
CWABS 2007-4	175	A	0.0%
Private Other Structured Finance Transaction	171	AAA	N/A
Synthetic Investment Grade Pooled Corporate CDO	170	AAA	27.6%
Soundview 2007-WMC1	169	CCC	0.0%
Alesco Preferred Funding XVII, Ltd.	164	BBB-	32.8%
Private Other Structured Finance Transaction	156	AAA	N/A
Taberna Preferred Funding II, Ltd.	153	B	32.8%
Mountain View CLO II	151	AAA	27.5%
Total top 50 U.S. structured finance exposures	$16,673

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of December 31, 2015
(dollars in millions)

25 Largest Non-U.S. Exposures by Revenue Source

Credit Name	Country	Net Par Outstanding	Internal Rating
Quebec Province	Canada	$2,089	A+
Thames Water Utility Finance PLC	United Kingdom	1,167	A-
Societe des Autoroutes du Nord et de l'Est de France S.A.	France	960	BBB+
Channel Link Enterprises Finance PLC (Eurotunnel)	France, United Kingdom	907	BBB
Capital Hospitals (Issuer) PLC	United Kingdom	803	BBB-
Southern Water Services Limited	United Kingdom	729	A-
International Infrastructure Pool	United Kingdom	671	AA
Southern Gas Networks PLC	United Kingdom	661	BBB
Verbund - Lease and Sublease of Hydro-Electric equipment	Austria	644	AAA
South Lanarkshire Schools	Scotland	631	BBB-
International Infrastructure Pool	United Kingdom	604	AA
International Infrastructure Pool	United Kingdom	604	AA
Campania Region - Healthcare receivable	Italy	567	BBB-
A28 Motorway	France	524	BBB-
Central Nottinghamshire Hospitals PLC	United Kingdom	512	BBB
Scotland Gas Networks Plc (A2)	United Kingdom	508	BBB
Reliance Rail Finance Pty. Limited	Australia	501	BB
Sydney Airport Finance Company	Australia	489	BBB
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	475	BBB
Envestra Limited	Australia	474	BBB
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	454	BBB
Integrated Accommodation Services PLC	United Kingdom	420	BBB+
Yorkshire Water Services Finance Plc	United Kingdom	419	A-
Dali Capital PLC-Northumbrian Water	United Kingdom	411	BBB+
Octagon Healthcare Funding PLC	United Kingdom	390	BBB
Total top 25 non-U.S. exposures		$16,614

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of December 31, 2015
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Ocwen Loan Servicing, LLC(1)	$2,094
Specialized Loan Servicing, LLC	1,782
Bank Of America, N.A.(2)	1,491
Wells Fargo Bank N.A.	824
JPMorgan Chase Bank	238
Select Portfolio Servicing, Inc.	212
Banco Popular de Puerto Rico	85
Ditech Financial LLC	57
Citicorp Mortgage Securities, Inc.	39
Carrington Mortgage Services, LLC	39
Total top 10 U.S. residential mortgage servicer exposures	$6,861

1) Includes Homeward Residential Inc.

2)	Includes Countrywide Home Loans Servicing LP.

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
Methodist Healthcare	$455	A+	TN
MultiCare Health System	397	AA-	WA
CHRISTUS Health	364	A	TX
Children's National Medical Center	357	A-	DC
Catholic Health Initiatives	328	A-	CO
Bon Secours Health System Obligated Group	323	A-	MD
Carolina HealthCare System	319	AA-	NC
Catholic Health Partners	287	A+	OH
Dignity Health, California	280	A	CA
Palmetto Health Alliance	274	A-	SC
Total top 10 U.S. healthcare exposures	$3,384

Please refer to the Glossary for the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid After Benefit for R&W
(dollars in millions)
Rollforward of Net Expected Loss and LAE to be Paid After Benefit for R&W for the Three Months Ended December 31, 2015

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid (Recovered) at September 30, 2015	Economic Loss Development During 4Q-15	(Paid) Recovered Losses During 4Q-15	Net Expected Loss to be Paid (Recovered) as of December 31, 2015
Public Finance:
U.S. public finance	$687	$89	$(5)	$771
Non-U.S public finance	43	(5)	—	38
Public Finance	730	84	(5)	809

U.S. RMBS
First lien:
Prime first lien	0	0	(2)	(2)
Alt-A first lien	46	6	75	127
Option ARMs	(16)	(13)	1	(28)
Subprime first lien	279	0	(28)	251
Total first lien	309	(7)	46	348
Second lien	26	29	6	61
Total U.S. RMBS (1)	335	22	52	409
Triple-X life insurance transactions	98	3	(2)	99
Trust preferred securities (TruPS)	5	0	—	5
Student loans	56	(2)	0	54
Other structured finance	83	26	(94)	15
Structured Finance	577	49	(44)	582
Total	$1,307	$133	$(49)	$1,391

Rollforward of Net Expected Loss and LAE to be Paid After Benefit for R&W for the Year Ended December 31, 2015

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid (Recovered) as of December 31, 2014	Net Expected Loss to be Paid (Recovered) on Radian Asset portfolio as of April 1, 2015	Economic Loss Development During 2015	(Paid) Recovered Losses During 2015	Net Expected Loss to be Paid (Recovered) as of December 31, 2015
Public Finance:
U.S. public finance	$303	$81	$416	$(29)	$771
Non-U.S public finance	45	4	(11)	—	38
Public Finance	348	85	405	(29)	809

U.S. RMBS
First lien:
Prime first lien	4	—	(1)	(5)	(2)
Alt-A first lien	304	7	(126)	(58)	127
Option ARMs	(16)	0	(16)	4	(28)
Subprime first lien	303	(4)	19	(67)	251
Total first lien	595	3	(124)	(126)	348
Second lien	(11)	1	42	29	61
Total U.S. RMBS (1)	584	4	(82)	(97)	409
Triple-X life insurance transactions	161	—	11	(73)	99
TruPS	23	—	(18)	—	5
Student loans	68	—	(9)	(5)	54
Other structured finance	(15)	101	12	(83)	15
Structured Finance	821	105	(86)	(258)	582
Total	$1,169	$190	$319	$(287)	$1,391

1)	Includes future net R&W benefit of $317 million as of December 31, 2014, $198 million as of September 30, 2015 and $79 million as of December 31, 2015.

Assured Guaranty Ltd.
Loss Expense - Non-GAAP Operating Basis
As of December 31, 2015
(dollars in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions	4Q-15 Losses Incurred	2015 Losses Incurred	Net Expected Loss to be Expensed (1)
Public Finance:
U.S. public finance	$7,784	$94	$392	$186
Non-U.S public finance	1,378	(3)	(1)	14
Public Finance	9,162	91	391	200
Structured Finance:
U.S. RMBS:
First lien:
Prime first lien	284	0	0	1
Alt-A first lien	793	3	(93)	31
Option ARMs	141	(11)	(14)	18
Subprime	1,304	4	34	68
Total first lien	2,522	(4)	(73)	118
Second lien	1,451	31	61	133
Total U.S. RMBS	3,973	27	(12)	251
Triple-X life insurance transactions	216	3	18	6
TruPS	806	0	(12)	0
Student loans	163	(2)	(9)	3
Other structured finance	863	95	98	4
Structured Finance	6,021	123	83	264
Loss expense - non-GAAP basis	$15,183	$214	$474	$464

1)	Represents present value and excludes future accretion of $327 million. See page 14 for ‘‘Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed.’’

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	Year Ended December 31,
	2015		2014		2013		2012	2011
GAAP Summary Income Statement Data
Net earned premiums	$766		$570		$752		$853	$920
Net investment income	423		403		393		404	396
Realized gains and other settlements on credit derivatives	(18)		23		(42)		(108)	6
Total expenses	776		463		466		822	776
Income (loss) before income taxes	1,431		1,531		1,142		132	1,029
Net income (loss)	1,056		1,088		808		110	773
Net income (loss) per diluted share	7.08		6.26		4.30		0.57	4.16

GAAP Summary Balance Sheet Data
Total investments and cash	$11,358		$11,459		$10,969		$11,223	$11,314
Total assets	14,544		14,919		16,285		17,240	17,705
Unearned premium reserve	3,996		4,261		4,595		5,207	5,963
Loss and LAE reserve	1,067		799		592		601	679
Long-term debt	1,300		1,297		814		834	1,034
Shareholders’ equity	6,063		5,758		5,115		4,994	4,652
Shareholders’ equity per share	43.96		36.37		28.07		25.74	25.52

Non-GAAP Financial Measures
Operating income	$699		$491		$609		$535	$601
Operating income per diluted share	4.69		2.83		3.25		2.81	3.24
Operating shareholder's equity	5,946		5,933		6,164		5,830	5,201
Operating shareholder's equity per share	43.11		37.48		33.83		30.05	28.54
Adjusted book value	8,439		8,495		9,033		9,151	8,987
PVP	179		168		141		210	243

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$536,341		$609,622		$690,535		$780,356	$844,447
Gross debt service outstanding (end of period)	559,470		646,722		737,380		833,098	934,914
Net par outstanding (end of period)	358,571		403,729		459,107		518,772	556,830
Gross par outstanding (end of period)	373,192		426,705		487,895		550,908	613,124

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$502,331		$583,598		$663,797		$756,044	$828,327
Gross debt service outstanding (end of period)	524,104		619,475		709,000		807,420	916,501
Net par outstanding (end of period)	327,306		379,714		434,597		496,237	541,882
Gross par outstanding (end of period)	340,662		401,552		461,845		527,126	593,072

Consolidated qualified statutory capital	6,813		6,472		6,136		5,943	5,688
Consolidated policyholders' surplus and reserves	10,901		10,623		10,454		10,288	10,626

Ratios:
Net par outstanding to qualified statutory capital	48	:1	59	:1	71	:1	83:1	95:1
Capital ratio(2)	74	:1	90	:1	108	:1	127:1	145:1
Financial resources ratio(2)	41	:1	48	:1	55	:1	61:1	65:1

Gross debt service written:
Public finance - U.S.	$25,832		$20,804		$15,559		$25,252	$26,630
Public finance - non-U.S.	2,054		233		674		40	208
Structured finance - U.S.	355		423		297		623	1,731
Structured finance - non-U.S.	69		387		—		—	—
Total gross debt service written	$28,310		$21,847		$16,530		$25,915	$28,569

Net debt service written	$28,310		$21,847		$16,497		$25,915	$28,569
Net par written	17,336		13,171		9,331		16,816	16,892
Gross par written	17,336		13,171		9,350		16,816	16,892

1) Statutory amounts prepared on a consolidated basis. The NAIC Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 7 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Glossary

Net Par Outstanding and Internal Ratings
Net par outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts related to securities the Company has purchased for loss mitigation purposes.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with United States (U.S.) government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information are obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Cumulative Losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance.

Pool Factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

Subordination represents the sum of subordinate tranches and overcollateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess spread collections that may be used to absorb losses. Many of the closed-end second lien RMBS transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently undercollateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the undercollateralization into account when estimating expected losses for these transactions.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2015.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Glossary (continued)

Sectors (continued)

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Commercial Mortgage-Backed Securities (CMBS) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties.

Financial Products Business is how the Company refers to the guaranteed investment contracts ("GICs") portion of a line of business previously conducted by AGMH that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business was comprised of AGMH's GICs business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Glossary (continued)

Sectors (continued)

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, aircraft and aircraft engine financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Obligations are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (GAAP).

Management and the board of directors utilize non-GAAP financial measures in evaluating the Company’s financial performance. By providing these non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3) Elimination of the after-tax fair value gains (losses) on the Company’s CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic gain or loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell Assured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

Operating Shareholders’ Equity (continued):
3) Elimination of the after-tax fair value gains (losses) on the Company’s CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Operating return on equity (Operating ROE): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Revenues) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@assuredguaranty.com

Katie-May Gordon
Associate, Investor Relations
(212) 339-0898
kgordon@assuredguaranty.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com